SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACORN FACTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2786081
(State of Incorporation or Organization)	(IRS Employer Identification Number)

4 West Rockland Road, Montchanin, DE	19710
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

  Securities Act registration statement file number to which this form relates:

______________

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.01 par value per share (the "Common Stock'), of Acorn Factor, Inc., a Delaware corporation (the "Company").

A description of the Common Stock is contained under the caption "Description of Securities" in the Prospectus included in the Registration Statement on Form S-1 of the Company, Registration Statement File No. 33-44027, filed with the Securities and Exchange Commission on November 18, 1991 and declared effective on February 11, 1992. Such description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Company other than its Common Stock are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 13, 2007
ACORN FACTOR, INC.

	By:	/s/ JOHN A MOORE
John A. Moore
President and Chief Executive Officer